Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Exchanges

NEWS

Vista Gold Corp. Announces Second Quarter Financial Results and Conference Call with Management

Denver, Colorado, August 7, 2009 – Vista Gold Corp. (TSX & NYSE Amex:  VGZ) (“Vista” or the “Corporation”) announced today its financial results for the quarter and six months ended June 30, 2009, as filed on August 7, 2009, with the US Securities and Exchange Commission and the relevant securities regulatory authorities in Canada in the Corporation’s Quarterly Report on Form 10-Q, and announces a management quarterly conference call scheduled for Tuesday, August 11, 2009, at 1:00 P.M. MDT.

Results from Operations

Our consolidated net earnings for the three-month period ended June 30, 2009, was US$3.9 million or US$0.11 per share compared to a consolidated net loss of US$2.0 million or US$0.06 per share for the same period in 2008.  Our consolidated net earnings for the six-month period ended June 30, 2009, was US$2.0 million or US$0.06 per share compared to a consolidated net loss of US$4.2 million or US$0.12 per share for the same period in 2008.  For both the three- and six-month periods ended June 30, 2009, the increases in the consolidated net earnings of US$5.9 million and US$6.2 million from the respective prior periods are primarily due to a gain on disposal of marketable securities of US$6.8 million.  The gain was the result of the sale of our Allied Nevada Gold Corp. (“Allied”) shares which we retained in connection with the transaction that resulted in the formation of Allied and the transfer of Vista’s Nevada properties to Allied.  This transaction resulted in an exchange where the Corporation’s shareholders received one new Vista common share and 0.794 Allied common share for each old Vista share held.  This gain has been partially offset by an increase in the future income tax expense for both the three- and six-month periods of US$1.2 million and US$0.7 million.

Exploration, property evaluation and holding costs

Exploration, property evaluation and holding costs were US$268,000 for the three-month period ended June 30, 2009 and US$601,000 for the six-month period ended June 30, 2009, as compared with US$252,000 and US$497,000 for the same periods, respectively, in 2008. For both the three-month and six-month periods ended June 30, 2009, there were no significant variances as we continue to move our projects towards development decisions.

Corporate administration and investor relations

Corporate administration and investor relations costs decreased to US$1.0 million during the three-month period ended June 30, 2009, compared with US$1.3 million for the same period in 2008.  The decrease of US$0.3 million from the respective prior period is primarily due to the following:

Stock-based compensation expense decreased by US$194,000 for the three-month period ended June 30, 2009.  This decrease is primarily due to a decrease in the number of options granted during the prior year and vesting over time as well as an increase in the stock-based compensation amount being capitalized as mineral properties.

Legal costs decreased by US$75,000 for the six-month period ended June 30, 2009.

Corporate administration and investor relations costs decreased to US$2.0 million for the six-month period ended June 30, 2009, compared with US$2.5 million for the same period in 2008.  The decrease of US$554,000 from the respective prior period is primarily due to the following:

Stock-based compensation expense decreased by US$364,000 for the six-month period ended June 30, 2009.  This decrease is primarily due to a decrease in the number of options granted during the prior year and vesting over time as well as an increase in the stock-based compensation amount being capitalized as mineral properties.

Securities and compliance fees expense decreased by US$120,000 for the six-month period ended June 30, 2009.  Audit, tax and Sarbanes-Oxley compliance fees decreased by US$53,000 for the six-month period ended June 30, 2009 as we work with our auditors and outside consultants to reduce these fees.

Interest expense

Interest expense of US$584,000 during the three-month period ended June 30, 2009, was approximately equal to US$585,000 for the same period in 2008.    Interest expense increased to US$1.2 million for the six-month period ended June 30, 2009, as compared with US$769,000 for the same period in 2008.  This increase is because the senior secured convertible notes (the “Notes”) were issued on March 4, 2008, and therefore only 118 days of interest were recorded for the 2008 period.  For the three-month period ended June 30, 2009, US$265,000 is attributable to the accretion of the debt discount and US$319,000 is attributable to interest expense.  For the six-month period ended June 30, 2009, US$524,000 is attributable to the accretion of the debt discount and US$639,000 is attributable to interest expense.  These amounts are approximately 43% of the full interest expense associated with the issuance of the Notes.  We capitalized the remaining 57% as additions to mineral properties in accordance with SFAS No. 34 and our accounting policy.

Other income and expense

Gain on disposal of marketable securities

For the three-month period ended June 30, 2009, we realized a gain of US$6.8 million on the disposal of marketable securities compared to a loss on the disposal of marketable securities of US$88,000 for the same period in 2008. The gain for the three-month period in 2009 resulted from the sale of securities that had a book value of US$2.2 million and the loss for the same period in 2008 resulted from the sale of securities that had a book value of US$120,000.

For the six-month period ended June 30, 2009, we realized a gain of US$6.8 million on the disposal of marketable securities as compared to a loss on the disposal of marketable securities of US$67,000 for the same period in 2008.  The gain for the six-month period in 2009 resulted from the sale of securities that had a book value of US$2.2 million and the loss for the same period in 2008 resulted from the sale of securities that had a book value of US$157,000.

For both the three- and six-month periods ended June 30, 2009, the gains were mostly the result of our sale on April 3, 2009, of all 1,529,848 common shares of Allied Nevada Gold Corp. we held for US$9.0 million.  These shares had a book value of US$2.2 million.

At June 30, 2009, we held marketable securities available for sale with a quoted market value of US$628,000.  We purchased the securities for investing purposes with the intent to hold the securities until such time it would be advantageous to sell the securities at a gain. Although there can be no reasonable assurance that a gain will be realized from the sale of the securities, we monitor the market status of the securities consistently in order to mitigate the risk of loss on the investment.

During the three-month period ended June 30, 2009, the future income tax expense was US$989,000 compared to a future income tax benefit of US$179,000 for the 2008 period.  During the six-month period ended June 30, 2009, the future income tax expense was US$781,000 compared with US$93,000 for the same period in 2008.  For both the three- and six-month periods ended June 30, 2009, the increase in the  non-cash future income tax expense offsets non-cash  tax benefits that were recorded in previous years since it  has been determined there will be no tax liability on the gain realized by the sale of the Allied Nevada shares.

Financial Position, Liquidity and Capital Resources

Cash used in operations

Net cash used in operating activities was US$3.0 million for the three-month period ended June 30, 2009, compared to US$2.0 million for the same period in 2008.  The increase of US$1.0 million is mostly the result of an increase of US$658,000 in the amount of interest paid on the Notes.  The Notes were issued on March 4, 2008 and therefore only 72 days of interest had accrued as of June 15, 2008.  Also contributing to the increase was an increase in cash used for accounts payable, accrued liabilities and other of US$454,000, which was offset by an increase in cash provided by accounts receivable of US$118,000.

Net cash used in operating activities was US$4.2 million for the six-month period ended June 30, 2009, compared to US$3.3 million for the same period in 2008.  Similar to the three-month period ended June 30, 2009, the increase of US$946,000 is mostly the result of the increase in interest paid of US$658,000, and an increase in cash used for accounts payable, accrued liabilities and other of US$349,000, which has been offset by an increase in cash provided by accounts receivable of US$130,000.

Investing activities

Net cash provided by investing activities increased to US$8.4 million for the three-month period ended June 30, 2009, as compared to net cash used in investing activities of US$3.2 million for the same period in 2008.  The increase in cash provided by investing activities of US$11.6 million is due to the following:

An increase in the proceeds from the sale of marketable securities of US$9.0 million.  On April 3, 2009, we sold all 1,529,848 common shares of Allied Nevada Gold Corp. we held for US$9.0 million.

An increase in the proceeds received upon the disposal of mineral property.  In June 2009, we sold most of the remaining patented mining claims in Colorado for US$188,000.  There were no similar transactions during the 2008 period.

A decrease in cash used for additions to mineral properties of US$1.8 million.  During the 2008 period we undertook a drilling program at the Mt. Todd gold mine and were in the process of completing a feasibility study for the Paredones Amarillos gold project.  These projects were completed during 2008.

A decrease in short-term loans made of US$350,000.  In connection with the sale of our Amayapampa gold project in April 2008, we loaned to Republic US$350,000 to cover ongoing expenses at the Amayapampa gold project.

Net cash provided by investing activities increased to US$7.3 million for the six-month period ended June 30, 2009, as compared to net cash used in investing activities of US$21.3 million for the same period in 2008.  The increase in cash provided by investing activities of US$28.6 million is mostly the result of the same items that increased cash for the three-month period as well as the following:

A decrease in the additions to property, plant and equipment of US$16.3 million. During 2008 we completed a brokered private placement of US$30.0 million principal amount of senior secured convertible notes (the “Notes”) and we have used US$16.0 million of the proceeds towards the purchase of gold processing equipment to be used at our Paredones Amarillos gold project, which included the costs of relocating the equipment to Edmonton, Alberta, Canada.  There was no similar purchase during the six-month period ended June 30, 2009.

A decrease in the acquisition of mineral property of US$452,000.  On January 24, 2008, we completed the acquisition of interests in various mineral properties adjacent to our Guadalupe de los Reyes gold project in Mexico.  The consideration paid by Vista for the acquisition of these interests included cash payments totaling US$452,000 and the issuance of a total of 213,503 common shares of Vista (with an aggregate fair value of US$1.0 million) to various parties.  There was no similar purchase during the six-month period ended June 30, 2009.

Financing activities

There was no cash provided by or used in financing activities for the three-month period ended June 30, 2009.  Net cash used by financing activities was US$144,000 for the three-month period ended June 30, 2008.  The cash used in financing activities for the 2008 period was the result of additional fees paid on the issuance of the Notes.

There was no cash provided by or used in financing activities for the six-month period ended June 30, 2009.  Net cash provided by financing activities was US$31.4 million for the six-month period ended June 30, 2008.   During the six-month period ended June 30, 2008, we completed a brokered private placement, in which we offered and sold US$30.0 million principal amount of the Notes.  Proceeds to Vista after legal and other fees were US$28.4 million.  Also, during the six-month period ended June 30, 2008, warrants exercised produced cash proceeds of US$2.9 million and stock option exercises produced cash proceeds of US$69,000.

Liquidity and Capital Resources

At June 30, 2009, our total assets were US$74.6 million compared to US$75.8 million at December 31, 2008, representing a decrease of US$1.2 million.  At June 30, 2009, we had working capital of US$17.1 million compared to US$21.2 million at December 31, 2008, representing a decrease of US$4.1 million.  This decrease relates primarily to a reduction in marketable securities balances due to the sale of the Allied Nevada Gold Corp. shares in April 2009, which is offset by an increase in our cash balance from year end.

The principal component of working capital at both June 30, 2009 and December 31, 2008, is cash and cash equivalents of US$16.3 million and US$13.3 million, respectively.  Other components include marketable securities (June 30, 2009 — US$628,000; December 31, 2008 — US$8.2 million) and other liquid assets (June 30, 2009 - US$723,000; December 31, 2008 - US$593,000).

As a result of the delay in the issuance of the Change of Land Use Permit at the Paredones Amarillos gold project and the current uncertainty in the resource and financial markets, management has adopted a revised plan and budget for the year 2009. The plan continues those programs necessary to expedite the development of the Paredones Amarillos gold project, while minimizing expenditures in other areas. We expect that in the event that financing for the Paredones Amarillos gold project is not available on acceptable terms in 2009, Vista has sufficient working capital to fund its planned operations at least through the end of 2010, without additional financing. We will continue to examine potential funding alternatives for the project, which may include project financing, debt financing or equity financing.

On April 17, 2009, we announced that we filed a preliminary short form base shelf prospectus in Canada with the securities regulatory authorities in each province and territory (other than Quebec) and a corresponding shelf registration statement in the United States with the Securities and Exchange Commission (“SEC”).  On April 27, 2009, we announced that we filed a final short form base shelf prospectus in each province and territory in Canada (other than Quebec) and an amended Form S-3 with the SEC.  The Form S-3 was declared effective on April 30, 2009.

The selected financial data including the results of operations for the three-month and six-month periods ended June 30, 2009 compared to the 2008 periods, and the financial positions as at June 30, 2009 compared to December 31, 2008, is summarized in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
Selected Financial Data	2009	2008	2009	2008
U.S. $000’s, except loss per share
Results of operations
Net earnings/(loss)	$3,890	(2,048)	$2,010	$(4,171)
Basic and diluted earnings/(loss) per share	0.11	(0.06)	0.06	(0.12)

Net cash used in operations	(3,043)	(2,072)	(4,225)	(3,279)
Net cash provided/(used) in investing activities	8,361	(3,195)	7,259	(21,308)
Net cash provided by financing activities	—	(144)	—	31,400

	June 30,	December 31,
Financial position	2009	2008

Current assets	$17,651	$22,012
Total assets	74,589	75,765
Current liabilities	514	803
Total liabilities	25,460	24,527
Shareholders’ equity	49,129	51,238

Working capital	17,137	21,209

Management Conference Call

To review Vista’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009, including our Management Discussion & Analysis, visit either www.sedar.com, www.sec.gov or www.vistagold.com.   A conference call with management to review our financial results for the quarter ended June 30, 2009 and corporate and project activities is scheduled on Tuesday, August 11, 2009, at 1:00 p.m. MDT.

Toll-free in North America:  1-866-782-8903

International:  1-647-426-1845

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/event/?event_id=516

This call will be archived and available at www.vistagold.com after August 11, 2009.  Audio replay will be available for three weeks by calling in North America:  1-866-245-6755, passcode 188727.

If you are unable to access the audio or phone-in on the day of the conference call, please feel free to email questions to Connie Martinez, Manager - Investor Relations, (email: connie@vistagold.com) and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has undertaken programs to advance the Paredones Amarillos gold project, located in Baja California Sur, Mexico, including a definitive feasibility study, the purchase of long delivery equipment items, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. The results of a Preliminary Economic Assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking other studies to advance the project, with the completion of a preliminary feasibility study targeted for the fourth quarter of 2009   Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, Yellow Pine gold project in Idaho, Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as financial and operating results and estimates; potential funding requirements and sources of capital; plans for budgeting financial recoveries; the timing, performance and results of feasibility studies including the timing and receipt of required land use, environmental and other permits for the Paredones Amarillos gold project and timing for starting and completion of drilling and testing programs at the Paredones Amarillos gold project; the timing and outcome of the application for the Temporary Occupation Permit and for the new Change of Land Use Permit for the Paredones Amarillos gold project and timing for confirmation of the status of such permits; anticipated timing of commencement of construction and commencement of production at the Paredones Amarillos gold project; preliminary assessment results for the Mt. Todd gold project; and plans and timing for a preliminary feasibility study at the Mt. Todd gold project; Vista’s future business strategy; goals; operations; plans; potential project development; future gold prices; Vista’s potential status as a producer including plans and timing of potential production; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “will”, “target”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks relating to general economic conditions, delays and incurrence of additional costs in connection with our Paredones Amarillos gold project, including uncertainty relating to timing and receipt for required governmental permits; uncertainty relating to timing and outcome of the Temporary Occupation Permit and the new Change of Land Use Permit for the Paredones Amarillos gold project, uncertainty of feasibility study results and preliminary assessments and of estimates on which such results are based; risks relating to delays in commencement and completion of construction at the Paredones Amarillos and Mt. Todd gold projects; risks of significant cost increases; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, as amended and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com